Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-87329) and Form S-8 (No. 333-82085, No. 333-82083, No. 333-87313, No. 333-61634, No. 333-61636, No. 333-122490 and No. 333-128382) of Pennsylvania Commerce Bancorp, Inc. of our reports dated March 7, 2008, relating to the consolidated financial statements, and Pennsylvania Commerce Bancorp, Inc.’s internal control over financial reporting, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ Beard Miller Company LLP
Beard Miller Company LLP
Harrisburg, Pennsylvania
March 13, 2008

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